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                                  EXHIBIT 99.3


                      FORM OF RHYTHMS NETCONNECTIONS INC.'S
                         NOTICE OF STOCK AWARD UNDER THE
                   AMENDED AND RESTATED 2000 STOCK AWARD PLAN



         Notice ("NOTICE") is hereby given of the following stock award (a "STOCK AWARD") to acquire shares of the common stock ("COMMON STOCK") of Rhythms NetConnections Inc. (the "CORPORATION") pursuant to the terms of the Corporation's Amended and Restated 2000 Stock Award Plan (the "PLAN"):

           GRANTEE:________________________________________________

           AWARD DATE:_____________________________________________

           PURCHASE PRICE:  $0 per share

           NUMBER OF STOCK AWARD SHARES:________________ shares of Common Stock

           VESTING SCHEDULE: The Stock Award shares shall vest according to the following schedule ("VESTING SCHEDULE"):

            [TO BE PROVIDED BY THE PLAN ADMINISTRATOR]

         All unvested Stock Award shares shall be forfeited back to the Corporation effective on the date of Grantee's cessation of Service.

Grantee understands and agrees that this Stock Award is granted subject to and in accordance with the terms of the Plan. Grantee agrees to be bound by the terms of the Plan attached hereto as EXHIBIT A and the terms of the Stock Award as set forth in the Stock Award Agreement attached hereto as EXHIBIT B.

Nothing in this Notice or in the attached Stock Award Agreement or in the Plan shall confer upon Grantee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Grantee) or of Grantee, which rights are hereby expressly reserved by each, to terminate Grantee's Service at any time for any reason, with or without cause.

Capitalized terms used in this Notice and not otherwise defined have the meanings given to them in this Notice, the Stock Award Agreement or Plan, as the case may be.

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DATED:
      ----------------------------




                                    RHYTHMS NETCONNECTIONS INC.



                                    By:
                                       ----------------------------


                                    Title:
                                          -------------------------







                                    -------------------------------
                                    GRANTEE



                                    Address:
                                            -----------------------

                                    -------------------------------










ATTACHMENTS

EXHIBIT A - AMENDED AND RESTATED 2000 STOCK AWARD PLAN

EXHIBIT B - STOCK AWARD AGREEMENT